                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Thermadyne Holdings Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                        THERMADYNE HOLDINGS CORPORATION
                        101 SOUTH HANLEY ROAD, SUITE 300
                           ST. LOUIS, MISSOURI 63105

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 1999

                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, April 27, 1999, at 10:00 a.m., local time, at the offices of Tweco Products, Inc., 4200 West Harry, Wichita, Kansas 67209, for the following purposes:

          1. To elect seven directors; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 1, 1999, as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of such stockholders will be maintained at the offices of Tweco Products, Inc., 4200 West Harry, Wichita, Kansas 67209, during the ten-day period prior to the date of the meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during ordinary business hours.

     We hope you will be represented at the meeting by signing, dating and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting.

                                            By Order of the Board of Directors,

                                            STEPHANIE N. JOSEPHSON
                                            Corporate Secretary

March 31, 1999

     IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE PROMPTLY SIGNED, DATED AND RETURNED IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                        THERMADYNE HOLDINGS CORPORATION
                        101 SOUTH HANLEY ROAD, SUITE 300
                           ST. LOUIS, MISSOURI 63105
                                 (314) 721-5573
                             ---------------------

                                PROXY STATEMENT
                                 MARCH 31, 1999
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is being sent by the Board of Directors of Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), to the holders of common stock, par value $.01 per share, of the Company (the "Common Stock"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Tuesday, April 27, 1999, at the offices of Tweco Products, Inc., 4200 West Harry, Wichita, Kansas 67209, and at any and all adjournments thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Corporate Secretary of the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed by the stockholder and received by the Company prior to the Annual Meeting. If no directions are specified in any duly signed and dated proxy received by the Company, the shares will be voted FOR the election of the seven director nominees recommended by the Board of Directors and in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement and of soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited in person, or by telephone, facsimile transmission or otherwise by officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation for those services. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding those materials in accordance with customary practice. Your cooperation in promptly signing, dating and returning the enclosed proxy card will help to avoid additional expense.

     As of March 1, 1999, the Company had 3,590,326 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on March 1, 1999, will be entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders of the Company on or about March 31, 1999.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                         AND PRINCIPAL HOLDERS THEREOF

The following table sets forth, as of March 1, 1999, certain information regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director or director nominee of the Company, (iii) by each executive officer named in the Summary Compensation Table (see "Executive and Director Compensation -- Summary Compensation Table") and (iv) by all current directors and executive officers of the Company as a group. Other than as set forth below, no director, director nominee or executive officer of the Company is the beneficial owner of any shares of Common Stock. The Company believes that, unless otherwise noted, each person shown in the following table has sole voting and sole investment power with respect to the shares indicated.

                                                               BENEFICIAL OWNERSHIP
                                                                  OF COMMON STOCK
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES      CLASS (1)
------------------------------------                          ---------    ----------
DLJ Merchant Banking Partners II, L.P. and related
  investors(2)..............................................  2,962,124       82.5%
Magten Asset Management Corp.
  35 East 21st Street
  New York, NY 10010(3).....................................    267,339        7.4%
Randall E. Curran(4)........................................     67,165        1.9%
James H. Tate(5)............................................     23,795          *
Peter T. Grauer(6)..........................................         --          *
William F. Dawson, Jr.(6)...................................         --          *
John F. Fort III(7).........................................      3,000          *
Harold A. Poling(8).........................................      3,000          *
Lawrence M.v.D Schloss(6)...................................         --          *
Stephanie N. Josephson(9)...................................     13,278          *
Thomas C. Drury(10).........................................     10,708          *
Robert D. Maddox(11)........................................     11,276          *
All directors and executive officers as a group (10
  persons)(6)(12)...........................................    132,222        3.7%

---------------

 *  Represents less than 1 percent.

(1) Based on 3,590,326 shares of Common Stock outstanding and calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) Consists of shares held directly by the following investors related to DLJ Merchant Banking Partners II L.P. ("DLJMB"): DLJ Offshore Partners II, C.V. ("Offshore"), a Netherlands Antilles limited partnership, DLJ Diversified Partners, L.P. ("Diversified"), a Delaware limited partnership, DLJMB Funding II, Inc. ("Funding"), a Delaware corporation, DLJ Merchant Banking Partners II-A, L.P. ("DLJMBPIIA"), a Delaware limited partnership, DLJ Diversified Partners-A, L.P. ("Diversified A"), a Delaware limited partnership, DLJ Millennium Partners, L.P. ("Millennium"), a Delaware limited partnership, DLJ Millennium Partners-A, L.P. ("Millennium A"), a Delaware limited partnership, DLJ EAB Partners, L.P. ("EAB"), a Delaware limited partnership, UK Investment Plan 1997 Partners ("UK Partners"), a Delaware partnership, DLJ First ESC L.P. ("DLJ First ESC"), a Delaware limited partnership, and DLJ ESC II, L.P. ("DLJ ESC II"), a Delaware limited partnership. The address of each of DLJMB, Diversified, Funding, DLJMBPIIA, Diversified A, Millennium, Millennium A, EAB, DLJ First ESC and DLJ ESC II is 277 Park Avenue, New York, New York 10172. Includes 353,428 shares of Common Stock acquired by the DLJMB Funds in January 1999 on exercise of warrants purchased in connection with the Recapitalization. The address of Offshore is John B. Gorsiraweg, 14 Willemstad, Curacao, Netherlands Antilles. The address of UK Partners is 2121 Avenue of the Stars, Fox Plaza, Suite 3000, Los Angeles, California 90067.

 (3) The following information is based on a Schedule 13D, dated July 25, 1996, as amended on September 25, 1996, on February 12, 1998, on March 9, 1998, and on June 10, 1998, filed with the Securities and Exchange Commission (the "Commission") by Magten Asset Management Corp. ("Magten"), an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). Magten has (i) shared voting power over 227,897 of the shares and no voting power over 39,442 of the shares and (ii) shared investment power over all 267,339 shares.

 (4) Includes 17,891 shares of Common Stock issuable to Mr. Curran upon the exercise of vested stock options or stock options that will vest within 60 days.

 (5) Includes 9,303 shares of Common Stock issuable to Mr. Tate upon the exercise of vested stock options or stock options that will vest within 60 days.

 (6) Messrs. Grauer, Dawson and Schloss are officers of DLJ Merchant Banking II, Inc. ("DLJMB II Inc."), the general partner of DLJMB. Share data shown for such individuals excludes shares shown as held by DLJMB and affiliated funds and entities (the "DLJMB Funds"), as to which such individuals disclaim beneficial ownership.

 (7) Includes 3,000 shares of Common Stock issuable to Mr. Fort upon the exercise of vested stock options or stock options that will vest within 60 days.

 (8) Includes 3,000 shares of Common Stock issuable to Mr. Poling upon the exercise of vested stock options or stock options that will vest within 60 days.

 (9) Includes 1,908 shares of Common Stock issuable to Ms. Josephson upon the exercise of vested stock options or stock options that will vest within 60 days.

(10) Includes 1,908 shares of Common Stock issuable to Mr. Drury upon the exercise of vested stock options or stock options that will vest within 60 days.

(11) Includes 1,908 shares of Common Stock issuable to Mr. Maddox upon the exercise of vested stock options or stock options that will vest within 60 days.

(12) Includes 38,918 shares of Common Stock issuable upon the exercise of vested stock options or stock options that will vest within 60 days.

CHANGES IN CONTROL OF REGISTRANT

     On May 22, 1998, the Company and DLJMB consummated (i) the merger (the "Merger") of Mercury Acquisition Corporation, an affiliate of the DLJMB Funds, with and into the Company and (ii) the associated recapitalization of the Company (collectively, the "Recapitalization"). The DLJMB Funds acquired approximately 80.6% of the outstanding Common Stock pursuant to such transactions.

     The transactions were financed by (i) approximately $355 million of proceeds from a new senior secured loan facility (the "New Credit Facility") entered into among Thermadyne Mfg. LLC, a subsidiary of the Company ("Thermadyne LLC"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), as arranger, DLJ Capital Funding, Inc., as syndication agent, ABN AMRO Bank N.V., Chicago Branch, as administrative agent, Societe Generale, as documentation agent, and the other lenders party thereto, (ii) $94.6 million of proceeds from the issuance by the Company of its 12 1/2% Senior Discount Debentures due 2008 (the "Debentures"), (iii) $205.4 million of proceeds from the issuance by Thermadyne LLC and Thermadyne Capital Corporation, a subsidiary of Thermadyne LLC, of 9 7/8% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes") and (iv) approximately $140 million of proceeds from the issuance by the Company of Common Stock, preferred stock and warrants to the DLJMB Funds.

                     PROPOSAL FOR THE ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of seven directors for terms expiring at the 2000 annual meeting of stockholders. The persons named below, each of whom currently serves as a director of the Company, have been nominated for election as directors. It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the seven nominees listed below, unless instructions to the contrary are given therein. These nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any or all of the nominees, it is intended that the attorneys-in-fact will vote FOR such substitute nominee(s) as the Board of Directors may designate. All directors elected at the Annual Meeting will hold office until their respective successors are elected and qualified.

DIRECTOR NOMINEES

Randall E. Curran, Age 44
Chairman of the Board, President
and Chief Executive Officer

     Mr. Curran has been a Director of the Company since February 1994 and was elected Chairman of the Board and Chief Executive Officer of the Company in February 1995, having previously served as President of the Company from August 1994 and as Executive Vice President and Chief Operating Officer of the Company from February 1994. From 1992 to 1994, Mr. Curran was President of the cutting and welding division of the Company. From 1986 to 1992, Mr. Curran was Chief Financial Officer of the Company and/or its predecessors. Prior to 1986, Mr. Curran held various executive positions with Cooper Industries, Inc. Mr. Curran presently serves on the board of directors of Insilco Holding Co. and the Whitfield School.

James H. Tate, Age 51
Director, Senior Vice President and Chief Financial Officer

     Mr. Tate has been a Director of the Company since October 1995. He was elected Senior Vice President and Chief Financial Officer of the Company in February 1995, having previously served as Vice President of the Company and Vice President and Chief Financial Officer of the Company's subsidiaries since April 1993. Prior to joining the Company, Mr. Tate was employed by the accounting firm of Ernst & Young LLP for eighteen years, the last six of which he was a partner. Mr. Tate currently serves on the board of directors of Rowe International, Inc.

Peter T. Grauer, Age 53
Director

     Mr. Grauer has been a Director of the Company since May 1998. Mr. Grauer has been a Managing Director of DLJMB II Inc. (and its predecessor) since September 1992. Mr. Grauer is a director of Doane Pet Care Enterprises, Inc., Total Renal Care Holdings, Inc., DecisionOne Holdings Corp., Nebco Evans Holding Company, Ameriserve Food Distribution, Inc. and Bloomberg, Inc.

William F. Dawson, Jr., Age 34
Director

     Mr. Dawson has been a Director of the Company since May 1998. Mr. Dawson has been a Principal of DLJMB II Inc. since August 1997. From December 1995 to August 1997, he was a Senior Vice President in DLJSC's High Yield Capital Markets Group. Prior thereto Mr. Dawson was a Vice President in the Leveraged Finance Group within DLJSC's Investment Banking Group. Mr. Dawson serves as a director of Von Hoffmann Corporation and Insilco Holding Co.

John F. Fort III, Age 57
Director

     Mr. Fort has been a Director of the Company since May 1998. Mr. Fort retired as Chairman of the Board of Tyco International Ltd. in January of 1993. In 1964, after receiving degrees in Aeronautical Engineering and Industrial Management from Princeton and the MIT Sloan School, respectively, he joined the Simplex Wire & Cable Company (now a subsidiary of Tyco). Mr. Fort held a broad range of positions throughout his thirty years at Tyco. He currently holds directorships at Tyco International Ltd. and Roper Industries. He is an active participant on advisory boards at MIT, Princeton University, Full Circle Investments and the Appalachian Mountain Club.

Harold A. Poling, Age 73
Director

     Mr. Poling has been a Director of the Company since May 1998. Mr. Poling retired as Chairman of the Board and Chief Executive Officer of Ford Motor Company on January 1, 1994, a position he held since 1990. Mr. Poling is a director of Shell Oil Company, Flint Ink Corporation, the Kellogg Company, Karrington Health, Inc. and Meritor Automotive, Inc. He is a member of the DLJ Executive Advisory Board and a member of the VIAG International Board. Mr. Poling is a director of the Monmouth (Ill.) College Senate and a member of the Dean's Advisory Council for the Indiana University School of Business. He was national chairman of Indiana University's Annual Fund campaigns from 1986-88.

Lawrence M.v.D. Schloss, Age 44
Director

     Mr. Schloss has been a Director of the Company since May 1998. Mr. Schloss has been the Managing Partner of DLJMB II Inc. since November 1995. Prior to November 1995, he was the Chief Operating Officer and a Managing Director of DLJ Merchant Banking, Inc. Mr. Schloss currently serves as Chairman of the Board of McCulloch Corporation and as a director of Wilson Greatbatch, Inc. and DecisionOne Holdings Corp. Mr. Schloss has previously served as a director of GTECH Corporation, Krueger International, Inc., OSi Specialties, Inc. and MPB Corporation.

ARRANGEMENTS RELATING TO THE ELECTION OF DIRECTORS

     Pursuant to an Investors' Agreement (the "Investors' Agreement") dated May 22, 1998, entered into by and among the Company, the DLJMB Funds and the senior executive officers of the Company (including Messrs. Curran and Tate), each stockholder party thereto has agreed to vote shares of Common Stock owned by such stockholder in order to ensure that the Board of Directors of the Company will consist of Messrs. Curran and Tate, so long as they are employed by the Company, and at least five directors designated by DLJMB.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

             GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

     The Board of Directors of the Company met on twelve occasions during 1998. The Delaware General Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors has established an Audit Committee and a Compensation Committee. In connection with the Recapitalization and the resulting change in majority ownership of the Company, Messrs. Grauer, Dawson, Fort, Poling and Schloss were elected to the Board of Directors, replacing the then current outside directors. No incumbent director attended fewer than 75% of the meetings of the Board of Directors held during the period for which he was a director during 1998 and the meetings of the committee or committees on which he served during such period.

     Audit Committee. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee meets periodically with the Company's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures and the Company's policies relating to internal auditing and accounting procedures and controls. The Audit Committee met two times last year. The current members of the Audit Committee are Messrs. Dawson, Poling and Schloss. Messrs. Curran and Tate are entitled to attend meetings of the Audit Committee in an ex officio capacity.

     Compensation Committee. The Compensation Committee (i) determines the annual salary and bonus and reviews the amount of remuneration in stock options of the Company's senior executives, (ii) reviews the operation of the Company's executive compensation programs, and (iii) establishes and periodically reviews policies in the area of management benefits. None of the members of the Compensation Committee may be officers or employees of the Company. The Compensation Committee met two times last year. The current members of the Compensation Committee are Messrs. Grauer, Fort and Dawson. Messrs. Curran and Tate are entitled to attend meetings of the Compensation Committee in an ex officio capacity.

                      EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth information in respect of the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1998, 1997 and 1996. Each of the Named Executive Officers entered into a new employment agreement with the Company in connection with the Recapitalization. See "-- Post-Recapitalization Employment Arrangements -- Employment Contracts."

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                             ANNUAL COMPENSATION     SECURITIES
                                             --------------------    UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION(S)     YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(1)
   ------------------------------     ----   ---------   --------   ------------   ------------------
Randall E. Curran...................  1998    538,400    506,634       99,397            36,282
  Chairman of the Board, President    1997    517,847    538,400       30,600            33,807
  and Chief Executive Officer         1996    498,921    385,050       91,000             8,008
James H. Tate.......................  1998    294,741    219,488       51,686            19,230
  Director, Senior Vice President     1997    275,093    188,614       27,000            18,039
  and Chief Financial Officer         1996    241,012    169,114       36,000             7,403
Stephanie N. Josephson..............  1998    181,577     94,935       10,603            10,248
  Vice President, General Counsel     1997    168,719     84,625       10,000            10,210
  and Corporate Secretary             1996    129,573     70,208        6,000             6,489
Thomas C. Drury.....................  1998    150,481     78,279       10,603             7,292
  Vice President -- Human             1997    132,206     66,479       10,000             7,444
  Resources                           1996    107,115     53,708        6,000             5,982
Robert D. Maddox....................  1998    150,481     78,279       10,603             6,854
  Vice President -- Controller(2)     1997    134,254     67,417        5,000             7,749
                                      1996    113,658     60,055        6,000             6,272

---------------

(1) All other compensation includes group life insurance premiums paid by the Company and contributions made on behalf of the Named Executive Officers to the Company's 401(k) retirement and profit sharing plan. The amount of insurance premiums paid and 401(k) contributions made on behalf of the Named Executive Officers for 1998 are as follows: Mr. Curran, $3,978 and $32,304, respectively; Mr. Tate, $4,729 and $14,501, respectively; Ms. Josephson, $2,262 and $7,986, respectively; Mr. Drury, $785 and $6,507, respectively; and Mr. Maddox, $317 and $6,537, respectively.

(2) Mr. Maddox was elected Controller of the Company on June 1, 1992, Vice President -- Controller of Thermadyne Industries, Inc. on April 1, 1995, and Vice President -- Controller of the Company on April 18, 1996.

     The following table sets forth certain information related to stock options granted to the Named Executive Officers in 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                   --------------------------------------------
                                     NUMBER OF       PERCENT OF
                                    SECURITIES     TOTAL OPTIONS                               GRANT DATE
                                    UNDERLYING       GRANTED TO     EXERCISE OR                 PRESENT
                                      OPTIONS       EMPLOYEES IN    BASE PRICE    EXPIRATION     VALUE
NAME                               GRANTED(#)(1)   FISCAL YEAR(%)     ($/SH)         DATE        ($)(2)
----                               -------------   --------------   -----------   ----------   ----------
Randall E. Curran................     99,397            30.8           34.50       5/22/08     1,813,995
James H. Tate....................     51,686            16.0           34.50       5/22/08       943,270
Stephanie N. Josephson...........     10,603             3.3           34.50       5/22/08       193,505
Thomas C. Drury..................     10,603             3.3           34.50       5/22/08       193,505
Robert D. Maddox.................     10,603             3.3           34.50       5/22/08       193,505

---------------

(1) The options to purchase Common Stock were granted under the Thermadyne Holdings Corporation Management Incentive Plan (the "Management Incentive Plan") and become exercisable as follows: (a) 10 % immediately on the date of grant, (b) 40% ratably over five years and (c) 50% at the end of eight years. For a more complete description of the Management Incentive Plan, see "-- Post-Recapitalization Employment Arrangements -- Management Incentive Plan." All options become exercisable upon a change of control.

(2) The grant date present value of each option grant was determined using a variation of the Black-Scholes option pricing model. The estimated values presented are based on the following assumptions made as of the time of grant: an expected dividend yield of 0%; an expected option term of 10 years; volatility of .278 (based on historical stock price observations just prior to each grant); and a risk-free rate of 5.76%. The actual value, if any, that the Named Executive Officers realized from the exercise of the options was the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. See "-- Fiscal Year-End Option Values."

     The following table provides information related to the number and value of options held by the Named Executive Officers at the end of 1998. On December 31, 1998, the closing sale price of Common Stock on NASDAQ was $20.00.

         AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                               VALUE            AT FISCAL YEAR-END                  AT FISCAL YEAR-END
                          SHARES ACQUIRED    REALIZED    ---------------------------------   ---------------------------------
         NAME            ON EXERCISE(#)(1)    ($)(1)     EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
         ----            -----------------   ---------   --------------   ----------------   --------------   ----------------
Randall E. Curran......         --           7,647,575       9,939             89,458              --                --
James H. Tate..........         --           2,125,750       5,168             46,518              --                --
Stephanie N.
  Josephson............         --             711,750       1,060              9,543              --                --
Thomas C. Drury........         --             711,750       1,060              9,543              --                --
Robert D. Maddox.......         --             356,750       1,060              9,543              --                --

---------------

(1) As of May 22, 1998, the effective time of the Merger, all outstanding options to acquire shares of Common Stock granted to employees and directors under the Management Option Plan and the Employee Stock Option Plan, whether vested or not (the "Options"), were cancelled, and the holders of such Options received a cash payment in an amount equal to the product of (x) the excess, if any, of $34.50 over the exercise price of such Option multiplied by (y) the number of shares of Common Stock subject to such Option.

     All options currently outstanding were granted under the Management Incentive Plan following the consummation of the Merger.

POST-RECAPITALIZATION EMPLOYMENT ARRANGEMENTS

     Employment Contracts. On May 22, 1998, in connection with the Merger, Messrs. Curran, Tate, Drury and Maddox and Ms. Josephson entered into employment agreements with the Company and its subsidiaries. All five employment agreements terminate on May 22, 2001; however, such agreements automatically renew for an additional year on each May 22 beginning in 1999 so that a new three-year term begins upon each extension (unless the agreements are earlier terminated as provided therein). Messrs. Curran, Tate, Drury and Maddox and Ms. Josephson serve in their current executive capacities with the Company as a requirement of their respective employment agreements.

     Messrs. Curran, Tate, Drury and Maddox and Ms. Josephson are entitled to annual base salaries (subject to increase at the Board of Directors' discretion) of $538,400, $311,000, $170,000, $170,000 and $205,000, respectively. In addition, Messrs. Curran, Tate, Drury and Maddox and Ms. Josephson are eligible to participate in an annual bonus plan providing for an annual bonus opportunity of not less than 100%, 75%, 55%, 55% and 55%, respectively, of such executive's base salary. Each executive is also entitled to such benefits as are customarily provided to the executives of the Company and its subsidiaries. All five executives are required to devote all of their business time and attention to the business of the Company and its subsidiaries.

     Each employment agreement provides that if the executive's employment ceases as a result of disability or death, the executive or the executive's estate, heirs or beneficiaries, as the case may be, will continue to receive the executive's then current salary for a period of 24 months from the date of his or her disability or death. If the executive's employment is terminated by the Company for Cause (as defined in each employment agreement) or voluntarily by the executive for any reason other than death, disability or upon a constructive termination (which includes, among other things, reduction of compensation, title, position or duties) the executive will not be entitled to receive compensation or unaccrued benefits after the date of termination. If the executive's employment is terminated by the Company without Cause or is terminated by the executive upon a constructive termination, the executive will continue to receive his or her then current salary and other benefits provided by the agreement during the unexpired term of the agreement.

     Direct Investment Program. In May 1998, in connection with the Merger, certain members of senior management were offered the opportunity to purchase shares of Common Stock through the Thermadyne Holdings Corporation Direct Investment Program (the "Investment Program"). The following table set forth the number of shares of Common Stock purchased by each Named Executive Officer participating in the Investment Program.

                      DIRECT INVESTMENT PROGRAM PURCHASES

                           NAME                              NUMBER OF SHARES(1)
                           ----                              -------------------
Randall E. Curran.........................................         49,274
James H. Tate.............................................         14,492
Stephanie N. Josephson....................................         11,370
Thomas C. Drury...........................................          8,800
Robert D. Maddox..........................................          9,368

---------------

(1) All such shares were purchased at $34.50 per share.

     In connection with the Merger, a portion of the funds required to purchase the shares under the Investment Program were provided through loans made by the Company. Messrs. Curran, Tate, Maddox and Drury and Ms. Josephson received secured, non-recourse loans from the Company in the amount of $1,249,890, $367,606, $237,630, $223,222 and $288,413, respectively. The loans bear interest at the rate of 5.69% per annum and are due in full on May 22, 2006. Upon the termination of the participant's employment with the Company, other than as a result of the participant's death, any outstanding loan will become due and payable.

     Management Incentive Plan. In May 1998, in connection with the Merger, the Board of Directors adopted the Management Incentive Plan, which provides for the granting of options to acquire up to 500,000 shares of Common Stock to certain officers and employees of the Company. In connection with the Merger, options to purchase approximately 322,966 shares of Common Stock were granted under the Management Incentive Plan to certain officers and employees of the Company at an exercise price of $34.50 per option share. Pursuant to the terms of the Management Incentive Plan, options granted to certain members of senior management provide for both a "Time Vesting Option" and a "Cliff Vesting Option." Under the Time Vesting Option, the option vests and is exercisable with respect to twenty percent of the shares subject to the option on the day it was granted. Then, on each of the first five anniversaries from that date the Time Vesting Option was granted, an additional sixteen percent of the shares subject to the option vests and becomes exercisable as long as the option recipient is still employed by the Company or its subsidiaries. The Cliff Vesting Option becomes vested and exercisable with respect to twenty percent of the shares on the thirtieth day after the availability of the audited financial statements for each of the fiscal years ended December 31, 1998 through December 31, 2002, provided that the option recipient is still employed by the Company or its subsidiaries on such date of determination, and further provided, that the targeted implied common equity value of the Company was met for such fiscal year. If the targeted implied common equity value of the Company is not attained for any of the fiscal years ending on or before December 31, 2002, the Cliff Vesting Option will be treated as vested and exercisable if the target is attained for the subsequent year as long as the option recipient is still employed by the Company or its subsidiaries on such date of determination. If, after eight years from receipt of the Cliff Vesting Option, all shares subject to such option have not vested, such shares shall become fully vested and exercisable as long as the option recipient is still employed by the Company or its subsidiaries on such date.

     The following table sets forth the number of shares of Common Stock issuable upon the exercise of options granted to each Named Executive Officer under the Management Incentive Plan.

                    MANAGEMENT INCENTIVE PLAN OPTION GRANTS

                                                                   TIME            CLIFF
                            NAME                              VESTING SHARES   VESTING SHARES
                            ----                              --------------   --------------
Randall E. Curran...........................................      49,699           49,698
James H. Tate...............................................      25,843           25,843
Stephanie N. Josephson......................................       5,302            5,301
Thomas C. Drury.............................................       5,302            5,301
Robert D. Maddox............................................       5,302            5,301

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors served as an officer or employee of the Company or any of its subsidiaries during 1998.

COMPENSATION OF DIRECTORS

     Post-Recapitalization Compensation Arrangements. Other than Messrs. Curran, Tate, Dawson, Schloss and Grauer, for periods following the Merger, each director of the Company is entitled to receive a $12,000 annual retainer plus a $1,000 fee for each regular meeting of the Board of Directors attended and a $500 fee for each meeting of a board committee attended. Additionally, certain non-employee directors (as described in the Thermadyne Holdings Corporation 1998 Non-Employee Directors Stock Option Plan (the "Directors Plan")) are eligible to receive options under the Directors Plan. The Directors Plan, adopted by the Board of Directors following the consummation of the Merger, provides that certain non-employee directors shall receive options to purchase 3,000 shares of Common Stock upon becoming a director and options to purchase 500 shares of Common Stock each year thereafter. During 1998, the Board of Directors awarded each of Messrs. Fort and Poling options to purchase 3,000 shares of Common Stock pursuant to the Directors Plan. Directors also are reimbursed for all reasonable travel and other expenses of attending meetings of the Board of Directors or committees of the Board of Directors.

     Pre-Recapitalization Compensation Arrangements. Prior to the Merger, each director of the Company, other than Messrs. Curran and Tate, received a $12,000 annual retainer plus a $1,000 fee for each regular meeting of the Board of Directors attended and a $500 fee for each meeting of a board committee attended (other than meetings of the Executive Committee, for which members of the committee other than Charles F. Moran, a former director of the Company, received a fee of $750). In addition to those fees, Mr. Moran, as the Chairman of the Executive Committee, received aggregate compensation of $60,000 for services he provided during the twelve-month period ending February 28, 1998. Directors were also reimbursed for all reasonable travel and other expenses of attending meetings of the Board of Directors or committees of the Board of Directors. Certain non-employee directors (as described in the Thermadyne Holdings Corporation Non-Employee Directors Stock Option Plan (the "Prior Directors Plan") were eligible to receive options under the Prior Directors Plan. The Prior Directors Plan provided that certain non-employee directors were to receive options to purchase 5,000 shares of Common Stock upon becoming a director and options to purchase 1,000 shares of Common Stock each November 1 thereafter. No options were granted under the Prior Directors Plan in 1998.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing the Company's compensation arrangements with the Company's senior executive officers (including the Named Executive Officers). The current members of the Compensation Committee are Messrs. Grauer, Fort and Dawson. Messrs. Curran and Tate are entitled to attend meetings of the Compensation Committee in an ex officio capacity. In addition, in connection with the Merger, certain compensation and investment arrangements were implemented based on negotiations with DLJMB. The principal elements of the Company's 1998 executive compensation program consisted of base salaries, the opportunity for annual cash bonuses based on the Company's financial performance, equity-based compensation in the form of stock options and the opportunity to participate in a stock purchase program and other customary fringe benefits.

  Philosophy

     The Compensation Committee believes that all executive officers of the Company, including the Chief Executive Officer, should be compensated on a competitive basis with other manufacturing companies of comparable size in sales and earnings. The Compensation Committee's primary objectives with respect to executive compensation are to establish a total compensation program that provides base salaries in a competitive range, bonus opportunities that reward above-average performance with above-average pay, and equity-based incentives designed to enhance the profitable growth of the Company and the value of its Common Stock and align management and stockholder interests.

  Base Salaries

     For 1998, the Company's executive officers received base salaries in accordance with recommendations of the Compensation Committee as constituted prior to the Merger. In connection with the Merger, the Company entered into Executive Employment Agreements with each of the Named Executive Officers. Mr. Curran's Employment Agreement provides for an annual base salary of $538,400, reviewable no less frequently than annually.

  Bonus Plans

     In 1998, prior to the Merger, the Company maintained the following management bonus plans: the Executive Incentive Plan (the "Incentive Plan") and the President's Award Plan (the "President's Award Plan"). In February 1998, the President's Award Plan was terminated. No bonuses were paid for 1998 under the President's Award Plan.

     The Incentive Plan, as amended on October 23, 1997, provided bonus opportunities based on the Company's actual performance in consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) compared to planned goals. Participants are eligible to receive a bonus, expressed as a percentage of base salary, with the amount of the bonus opportunity varying with the relative responsibilities of the participants and being dependant upon the attainment of certain levels of the established profit plan. The annual bonus opportunity for Named Executive Officers ranges from 55% to 100% of annual salary, as set forth in their respective employment agreements. In 1998, the Company attained 97.64% of its planned EBITDA goal. Based on that performance, Mr. Curran recommended and the Board of Directors approved, the award to the plan participants of a bonus of 94.1% of their bonus opportunity in accordance with the terms of the Incentive Plan.

     In October 1998, the Board of Directors adopted the Thermadyne Holdings Corporation Bonus Plan (the "Bonus Plan"), which was approved by the stockholders of the Company in November 1998. Beginning January 1, 1999, bonuses will be determined under the Bonus Plan rather than the Incentive Plan. The Bonus Plan provides bonus opportunities based on the Company's achievement of certain profit goals. Participants are eligible to receive a bonus, expressed as a percentage of base salary, with the amount of the bonus opportunity being dependent upon the Company meeting certain performance-related goals. The performance goals may be comprised of one or more measures, including, among others, EBITDA, cash flow, net sales, division, group or corporate financial goals and/or market share. A percentage of each participant's bonus opportunity may be tied to one or more of the performance measures. Payment of the bonuses is made in a lump sum payment as soon as administratively practicable after the end of the Company's fiscal year (normally no later than March) or, if applicable, another relevant performance period.

  Stock Option and Stock Purchase Programs

     Prior to the Merger, the Company provided long-term compensation to its executive officers through the grant of stock options under the Company's 1993 Management Option Plan (the "Management Option Plan") and the Company's 1996 Employee Stock Option Plan (the "Employee Stock Option Plan"). During 1998, the Compensation Committee awarded no options to senior executives (including the Named Executive Officers) pursuant to the Management Option Plan and the Employee Stock Option Plan.

     The Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"), adopted in 1994, was intended to encourage the Company's executive officers and all other employees to increase their personal investments in the Common Stock. The Stock Purchase Plan entitled the Company's employees to purchase shares of Common Stock at 85% of the price at which the Common Stock traded in the open market during certain designated periods.

     In connection with the Merger, the Management Option Plan, the Employee Stock Option Plan and the Stock Purchase Plan were terminated. All outstanding options to acquire shares of Common Stock granted under the Management Option Plan and the Employee Stock Option Plan, whether vested or not, were cancelled, and the holders thereof received a cash payment in an amount equal to the product of (x) the excess, if any, of $34.50 over the exercise price of such cancelled option multiplied by (y) the number of shares of Common Stock subject to such cancelled option. All rights to purchase shares of Common Stock with previously withheld funds under the Stock Purchase Plan were terminated and participants in the Stock Purchase Plan received a cash payment in the amount equal to the product of the number of shares of Common Stock subject to purchase by each participant thereunder and $34.50.

     In connection with the Merger, the Board of Directors adopted the Management Incentive Plan, which provides for the granting of options to purchase up to 500,000 shares of Common Stock to certain officers and employees of the Company. For 1998, the Compensation Committee awarded options to purchase 322,966 shares of Common Stock pursuant to the Management Incentive Plan. For a more complete description of the Management Incentive Plan, see
"-- Post-Recapitalization Employment Arrangements -- Management Incentive Plan."

  CEO Compensation

     Prior to the Merger, Mr. Curran's annual base salary was $538,400 pursuant to an employment agreement which was terminated in connection with the Merger. At the effective time of the Merger, the Company entered into a new Executive Employment Agreement with Mr. Curran which was negotiated in connection with the Merger and provides for an annual base salary of $538,400 and provides for his participation in an annual bonus opportunity of not less than 100% of his base salary. For 1998, Mr. Curran received a bonus of $506,634. In addition, Mr. Curran was granted an option to purchase 99,397 shares of Common Stock pursuant to the Management Incentive Plan.

  Tax Considerations

     In formulating its compensation policies, the Compensation Committee considers the relevant provisions, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), that limit the deductibility of certain executive compensation and the consequences to the Company if the compensation paid to the Company's executive officers is not deductible.

                             COMPENSATION COMMITTEE

                                PETER T. GRAUER
                                JOHN F. FORT III
                             WILLIAM F. DAWSON, JR.

CORPORATE PERFORMANCE

     The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market Index and the Standard & Poor's Midcap 400 Manufacturing (Specialized Industries) Index (the "S&P Midcap 400 Mfg Index") for the period from May 13, 1994 (the date of the Company's original listing after its 1994 restructuring) to December 31, 1998. The comparison assumes $100 was invested on May 13, 1994 in each of the Common Stock, the Nasdaq Stock Market Index, and the S&P Midcap 400 Mfg Index, and assumes compounded daily returns with reinvestment of dividends.

             COMPARISON OF TOTAL CUMULATIVE RETURN AMONG THERMADYNE HOLDINGS CORPORATION, THE NASDAQ STOCK MARKET INDEX (U.S. COMPANIES),
                        AND THE S&P MIDCAP 400 MFG INDEX
                 MAY 13, 1994-DECEMBER 31, 1998 (ANNUAL BASIS)

                                                       NASDAQ          S&P MIDCAP        THERMADYNE
               MEASUREMENT PERIOD                      STOCK            400 MFG           HOLDINGS
             (FISCAL YEAR COVERED)                  MARKET INDEX         INDEX          CORPORATION
5/13/94                                                     100.00            100.00            100.00
12/30/94                                                    105.77            111.24             91.67
12/29/95                                                    149.60            135.05            142.16
12/31/96                                                    183.97            171.01            223.53
12/31/97                                                    225.70            190.48            231.37
12/31/98                                                    317.27            166.06            172.55

     The stock price performance depicted in the above graph is not necessarily indicative of future price performance of the Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     DLJ Capital Funding, Inc. received customary fees and reimbursement of expenses in connection with the arrangement and syndication of the New Credit Facility and as a lender thereunder. DLJSC also received customary fees in connection with the distribution of the Senior Subordinated Notes and the Debentures, and the offer to purchase and consent solicitation for the Company's outstanding senior notes and subordinated notes. Additionally, DLJ Bridge Finance, Inc. received customary fees in connection with its commitment to provide bridge financing in the event that the issuance of the Senior Subordinated Notes and the Debentures did not occur. The aggregate fees received by these DLJ entities for these services were approximately $20 million. In the opinion of management, the fees and other compensation provided to DLJ Capital Funding, Inc., DLJSC and DLJ Bridge Finance, Inc. reasonably reflect the benefits received by the Company for such services.

     Pursuant to a letter agreement dated January 16, 1998 (the "Engagement Letter"), DLJMB engaged DLJSC to act as DLJMB's exclusive financial advisor with respect to the Merger and, following the Merger, to act as the Company's exclusive financial advisor for a period of five years (the "Engagement Period") with respect to the review and analysis of financial and structural alternatives available to the Company. Upon the consummation of the Merger, DLJMB's obligations under the Engagement Letter were assumed by the Company.

     As compensation for the services to be provided by DLJSC under the Engagement Letter, DLJSC received a fee of $4,000,000 upon the consummation of the Merger and is entitled to receive an annual advisory fee of $300,000, payable quarterly in equal installments of $75,000. DLJSC is also entitled to reimbursement for all of its out-of-pocket expenses incurred in connection with its engagement.

     During the Engagement Period, DLJSC is also entitled to act as the Company's exclusive financial advisor, sole placement agent, sole initial purchaser, sole managing underwriter or sole dealer-manager, as the case may be, with respect to any Transaction (as hereinafter defined) the Company determines to pursue. The term "Transaction" includes the following: (i) the sale, merger, consolidation or any other business combination, in one or a series of transactions, involving any portion of the business, securities or assets of the Company; (ii) the acquisition (and any related matters such as financings, divestitures, etc.) in one or a series of transactions, of all or a portion of the business, securities or assets of another entity or person; (iii) any recapitalization, refinancing, repurchase or restructuring of the Company's equity or debt securities or indebtedness or any amendments or modifications to the Company's debt securities or indentures whether or not in connection therewith, involving, by or on behalf of the Company, an offer to purchase or exchange for cash, property, securities, indebtedness or other consideration, or a solicitation of consents, waivers of authorizations with respect thereto; (iv) any spin-off, split-off or other extraordinary dividend of cash, securities or other assets to stockholders of the Company; or (v) any sale of securities of the Company effected pursuant to a private sale or an underwritten public offering.

     The Company has agreed to indemnify and hold harmless DLJSC and its affiliates, and the respective directors, officers, agents and employees of DLJSC and its affiliates (each, an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities and will reimburse such Indemnified Persons for all fees and expenses (including the reasonable fees and expenses of counsel) as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation arising out of or in connection with advice or services rendered or to be rendered by an Indemnified Person pursuant to the Engagement Letter, the transactions contemplated by the Engagement Letter or any Indemnified Person's action or inactions in connection with any such advice, services or transactions, other than liabilities or expenses that are determined by a judgment of a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct.

     The Engagement Letter makes available the resources of DLJSC concerning a variety of financial and operational matters. The services that have been and will continue to be provided by DLJSC could not otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors. In the opinion of management, the fees provided for under the Engagement Letter reasonably reflect the benefits received and to be received by the Company.

     Messrs. Grauer, Dawson and Schloss, directors of the Company, are officers of DLJMB II Inc., which is an affiliate of each of DLJMB, DLJSC, DLJ Capital Funding, Inc. and DLJ Bridge Finance, Inc.

     The Company has entered into the Investors' Agreement with the DLJMB Funds and the senior executive officers of the Company. The Investors' Agreement, among other things, contains provisions regarding the composition of the Board of Directors of the Company, grants the parties thereto certain registration rights and contains provisions requiring the senior executive officers parties thereto to sell their shares of Common Stock in connection with certain sales of Common Stock by the DLJMB Funds and granting the senior executive officers parties thereto the right to include a portion of their shares of Common Stock in certain sales of Common Stock by the DLJMB Funds.

     In connection with the Merger, a portion of the funds required to purchase the shares under the Investment Program were provided through loans made by the Company. Messrs. Curran, Tate, Maddox and Drury and Ms. Josephson received secured, non-recourse loans from the Company in the amount of $1,249,890, $367,606, $237,630, $223,222 and $288,413, respectively. The loans bear interest at the rate of 5.69% per annum and are due in full on May 22, 2006. Upon the termination of a participant's employment with the Company, other than as a result of the participant's death, any outstanding loan will become due and payable.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by the Commission to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers and directors were complied with for the year ended December 31, 1998, except the Forms 3 filed on behalf of Messrs. Dawson, Fort, Grauer, Poling and Schloss in connection with the Merger were late.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy to vote in accordance with their judgment on such matters.

                              VOTING REQUIREMENTS

     With regard to the Proposal for the Election of Directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under Delaware law, broker non-votes (as explained below) will have no effect on the outcome of the election of directors. In general, a broker who holds securities in street name has limited authority to vote on matters submitted at a stockholders meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the "NASD") to vote on specific matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a "non-vote" on particular matters. For purposes of Delaware law, a broker non-vote is counted as present for quorum purposes, but is generally excluded entirely from determining whether a particular matter has been approved. Typically, however, brokers are permitted by the NASD to vote for the election of directors without instructions from the beneficial owner.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the attorneys-in-fact named in the proxy FOR the election of the director nominees recommended by the Board of Directors and in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 1998, and it is expected they will be reappointed by the Board of Directors to serve in that capacity again for the fiscal year ending December 31, 1999. No member of Ernst & Young LLP or any of its associates has any financial interest in the Company or its affiliates. It is anticipated that a representative of Ernst & Young LLP will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of Ernst & Young LLP, if desired.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Proxy Statement relating to the 2000 Annual Meeting of Stockholders of the Company must be received by no later than December 31, 1999 at the Company's principal executive offices, 101 South Hanley Road, Suite 300, St. Louis, Missouri 63105, Attention: Corporate Secretary. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws. The Company will furnish copies of such Bylaw provisions upon written request to the Corporate Secretary of the Company at the aforementioned address. In the case of other stockholder proposals not included in the Company's proxy materials, the Company may generally exercise discretionary voting authority, conferred by proxies, at its 2000 Annual Meeting with respect to any such proposal that is not timely submitted (i.e., of which the Company did not have notice by December 31, 1999).

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which contains copies of the Company's audited financial statements, is being sent to stockholders with this Proxy Statement.

     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

                                            STEPHANIE N. JOSEPHSON
                                            Corporate Secretary

March 31, 1999

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                        THERMADYNE HOLDINGS CORPORATION


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        THERMADYNE HOLDINGS CORPORATION
      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 1999


     The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints Randall E. Curran, James H. Tate or Stephanie N. Josephson, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of Thermadyne Holdings Corporation (the "Company") to be held on April 27, 1999 (the "Annual Meeting"), or at any adjournment thereof, all shares of voting stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse of this card and in their discretion upon such other business as may properly come before the Annual Meeting or at any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE DIRECTOR NOMINEES.



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
------------                                                                    -------------
SEE REVERSE                                                                      SEE REVERSE
   SIDE     CONTINUED AND TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE    SIDE
------------                                                                    -------------
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
                                  DETACH HERE
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

[X] Please mark
    votes as in
    this example.


    1.    ELECTION OF DIRECTORS                                         2.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
          Nominees:  Randall E. Curran, William F. Dawson, Jr.,              TO VOTE WITH RESPECT TO ANY OTHER BUSINESS
          John F. Fort III, Peter T. Grauer, Harold A. Poling,               WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING
          Lawrence M.v.D. Schlass, James H. Tate                             OR AT ANY ADJOURNMENT THEREOF.

               FOR ALL     [  ]        [  ]  WITHHOLD
               NOMINEES                      AUTHORITY                  MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [  ]
              (except as                      FOR ALL                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]
             indicated in                    NOMINEES
             space below)
                                                                        PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                                                                        USING THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO
                                                                        ATTEND THE MEETING.

          ------------------------------------------                    Please sign exactly as your name appears hereon.
          (To withhold authority to vote for any                        Joint owners should each sign. When signing as attorney,
          individual nominee, print the nominee's                       executor, administrator, trustee or guardian, please give
          name above.                                                   full title as such.


Signature:                                    Date:              Signature:                                  Date:
          -----------------------------------      --------------          ---------------------------------      ----------------
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